EXHIBIT 10.1

FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment (the "First Amendment") to Executive Employment Agreement by and between TTEC Services Corporation, a Nevada corporation (“TSC” or the “Company”) and a wholly owned subsidiary of TTEC Holdings, Inc., a Texas corporation (“TTEC Parent”), with its principal place of business in Austin, Texas, and John Abou ("Executive") is entered into effective as of August 5, 2026 (the "Amendment Effective Date"). The Company and Executive are each referred to herein as a "Party" and collectively as the "Parties."  Capitalized terms used in the First Amendment that are not defined in the First Amendment shall have the meanings given such terms by the Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into that certain Executive Employment Agreement, executed to be effective as of July 17, 2024 (the "Agreement"); and

WHEREAS, the Parties desire to amend the Agreement to reflect Executive's promotion to Chief Executive Officer, TTEC Engage business segment, and to modify certain compensation, equity, termination, and governing law provisions as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.APPOINTMENT

Section 1(a) of the Agreement is hereby amended to replace all references to Executive's title of "President, TTEC Engage business segment" with "Chief Executive Officer, TTEC Engage business segment." As of the Amendment Effective Date, Executive shall serve as Chief Executive Officer, TTEC Engage business segment, and shall be vested with the relevant responsibilities to oversee the day-to-day activities of the TTEC Engage business segment, including strategy, portfolio expansion, client acquisition and success, operational execution, and overall P&L for the business, in the best interest of TTEC Parent and its shareholders.

In this role, Executive will report to the TTEC Parent Chief Executive Officer, or any successor in such role, and will continue to be a member of TTEC Parent’s executive leadership team, known as the Executive Committee.

For purposes of relevant U.S. federal securities laws, Chief Executive Officer of TTEC Engage is a public company executive officer (known as a “Section 16 Officer”), subjecting Executive to all of the various compliance requirements appropriate for Section 16 Officers. Please refer TTEC Directors and Executive Officers U.S. Securities Law Handbook for reference.

2.BASE SALARY

Section 2(a) of the Agreement is hereby amended to increase Executive's Base Salary from $600,000 to $625,000, effective as of the Amendment Effective Date.

3.VARIABLE INCENTIVE COMPENSATION

Section 2(b) of the Agreement is hereby amended to provide that Executive's annual VIP target opportunity is up to 100% of Base Salary starting with the 2026 performance year and all subsequent performance years during the term of the Agreement.

In addition, the following guaranteed bonus provisions shall apply:

For the 2027 performance year, Executive's annual VIP payment shall be guaranteed at the greater of (i) 50% of the target bonus amount (i.e., $312,500) or (ii) the actual bonus amount earned based on the applicable performance metrics for the performance year, as determined by the TTEC Board of Directors.

The 2027 VIP payment shall be payable in 2028, in each case after the Company's results of operations for the performance year have been determined and publicly released.

All other terms and conditions of the VIP, including the timing and calculation provisions set forth in Section 2(d) of the Agreement, shall remain unchanged.

4.EQUITY/LTIP INCENTIVE COMPENSATION

Section 2(c) of the Agreement (Equity Incentive Compensation (annual equity compensation)) is hereby deleted in its entirety and replaced with the following:

"Equity Incentive Compensation. As of the Amendment Effective Date, the prior annual equity program described in the Agreement (providing for annual RSU and PRSU grants of 50% of Base Salary each) shall no longer apply to Executive. In lieu thereof, Executive shall receive the following long term incentive awards:

(i)2026 RSU Award. Subject to approval of the Compensation Committee, TTEC Parent shall grant to Executive 300,000 restricted stock units (the “2026 RSUs”). The 2026 RSUs shall vest as follows: fifty percent (50%) shall vest on the twelve (12)-month anniversary of the grant date, and the remaining fifty percent (50%) shall vest on the eighteen (18)-month anniversary of the grant date, in each case subject to Executive's continued employment with the Company through the applicable vesting date.
(ii) 2026 Performance RSU Award. Subject to approval of the Compensation Committee, TTEC Parent shall grant to Executive 426,000 performance restricted stock units (the “2026 PRSUs”). The 2026 PRSUs shall be subject to the following terms:
(A)Performance Measure. Except as otherwise provided in Section 2(c)(ii)(C) as revised herein, the vesting of the 2026 PRSUs shall be measured based on the TTEC Engage business segment’s adjusted EBITDA earned for fiscal year 2028 (the “PRSU Performance Period”), as publicly reported, or its substantive equivalent if TTEC Parent is no longer a publicly reporting company for fiscal year 2028. For purposes of the PRSU vesting determination the TTEC Engage business segment’s adjusted EBITDA target for the PRSU Performance Period shall be an amount equal to TTEC Engage business segment’s actual adjusted EBITDA for fiscal year 2026, as publicly reported or its substantive equivalent if TTEC Parent is no longer a publicly reporting company for 2026 (the “2026 Actual Adjusted EBITDA”) compounded at an annual growth rate of 10% over each of  fiscal year 2027 and 20281 (the “EBITDA Target”).
(B)Vesting. Except as otherwise provided in Section 2(c)(ii)(C) as revised herein, the 2026 Performance RSUs shall vest following the conclusion of the PRSU Performance Period as follows:

(w) Threshold: If the TTEC Engage business segment’s adjusted EBITDA for the PRSU Performance Period is below an amount equal to 92.6% of the EBITDA Target (the “Threshold”), the 2026 Performance RSUs shall be forfeited in their entirety.

(x) Threshold Tier: If the TTEC Engage business segment’s adjusted EBITDA for the PRSU Performance Period equals the Threshold, 50% of the 2026 Performance RSUs shall vest and the remaining PRSUs shall be forfeited in their entirety.

(y) Target Tier: If the TTEC Engage business segment’s adjusted EBITDA for the PRSU Performance Period equals or exceeds EBITDA Target, 100% of the 2026 Performance RSUs shall vest.

1 For clarification calculated as follows - EBITDA Target = 2026 Actual Adjusted EBITDA x (1.1)2.

(z) Linear Interpolation: If the TTEC Engage business segment’s adjusted EBITDA for the PRSU Performance Period falls anywhere above Threshold but below Target, the portion of 2026 Performance RSUs that shall vest will be determined by linear interpolation, based on the actual adjusted EBITDA achieved. For the avoidance of doubt, no interpolation shall apply if the adjusted EBITDA for the 2026 PRSU Performance Period is below the Threshold, and vesting shall not exceed 100% of the 2026 Performance RSUs regardless of the extent to which the EBITDA Target is exceeded.

(aa) Threshold Adjustment. The Compensation Committee may, at its discretion, adjust the Threshold level to enable a partial or full vesting of 2026 PRSU award at a lower EBITDA level for the 2026 PRSU Performance Period, if in its view market or company circumstances outside of Executive’s control materially impacted TTEC Engage’s ability to achieve EBITDA performance targets.

The final value of the 2026 PRSU Award will be determined and paid on April 30, 2029 provided the Executive continues to be employed by the Company on that date and shall be based on final audited and publicly released results of operations of the Company for the PRSU Performance Period.

(C)Change in Control Triggered PRSU to RSU Conversion. For purposes of this provision of the First Amendment only, the definition of the Change in Control (CIC) in Section 4 of the Agreement shall be restated to exclude Section 4(e) on Board Composition as CIC trigger.  If a CIC event (as defined in Section 4 of the Agreement as amended herein) occurs prior to December 31, 2028, the 2026 PRSU performance conditions shall be deemed satisfied at the EBITDA Target level and the 2026 PRSUs shall convert to time-based restricted stock units, vesting on April 30, 2029, provided Executive continues to be employed by the Company (or successor) on that date.
(D)Termination in Connection with a CIC Transaction. If Executive's employment is terminated without Cause or Executive resigns for Good Reason as defined in the Agreement within the CIC Period as that term is defined in Section 5(h) of the Agreement, as amended herein (see Section 6 of the First Amendment), all unvested 2026 RSUs and 2026 Performance RSUs (or the time-based RSUs resulting from a conversion of the 2026 PRSUs under subparagraph (C) above) shall vest in full immediately upon such termination or resignation.

The 2026 RSUs and 2026 Performance RSUs shall be granted under the terms of grant-specific Equity Agreements approved by the Compensation Committee.

(iii) Long-Term Incentive Program (2027 and Thereafter). Commencing with the 2027 and for all subsequent periods during the term of the Agreement, Executive shall be eligible to participate in a long-term incentive program (the “LTIP”) with a target opportunity equal to up to 100% of his Base Salary.

The performance metrics applicable to the LTIP shall be established from time to time by the Chief Executive Officer of TTEC Parent and the Board of Directors of TTEC Parent. The LTIP may be structured and settled in the form of equity awards, cash, or a combination thereof, as determined, in the sole discretion, of the Board of Directors of TTEC Parent. All LTIP awards shall be subject to the terms and conditions of grant-specific agreements that are approved by the TTEC Parent Board of Directors from time to time (“LTIP Agreements”). TTEC Parent and the Board reserve the right, at their discretion, to change the terms of future LTIP Agreements and the equity granted thereunder. The LTIP program and the use of the RSUs and PRSUs as part of the annual grant is discretionary and may be substituted, at the discretion of the Board, for other instruments, including cash, in accordance with incentive compensation plans adopted by TTEC Parent from time to time.

All equity grants remain subject to the Executive Stock Ownership Guidelines set forth in Exhibit D to the Agreement."

5. Incentive Award Size Determination and Payment Timing.

Section 2(d) of the Agreement is hereby amended to replace the reference to “Equity” with “LTIP”.

6. TERMINATION. Section 5(a) of the Agreement (Termination by Executive) is hereby amended by replacing the reference to "ninety (90) days' written notice" with "one hundred and twenty (120) days' written notice." As amended, Section 5(a) shall read in relevant part: "The Executive may terminate his employment with the Company with one hundred and twenty (120) days' written notice of his intention." All other terms of Section 5(a) shall remain unchanged.

Section 5(h) of the Agreement (Termination due to CIC event) is hereby amended to modify the definition of the “COC Period” as follows: “any time within three (3) months before and twenty-four (24) months after such Change in Control event’s effective date (“CIC Period”).”   The change of terminology from “COC” which stands for “change of control” to “CIC” which stands for “change in control” is intentional.”

7. SEVERANCE.

Section 5(b)(i) of the Agreement (Severance when termination is without Cause or for Good Reason) is amended to set severance compensation to eighteen (18) full calendar months of Executive’s then current Base Salary.

Section 5(h)(i) of the Agreement (Severance when termination is in connection with CIC event) is amended to set severance compensation to 2 times the Executive’s then current Base Salary.

8. REAFFIRMATION OF RESTRICTIVE COVENANTS

Executive hereby acknowledges and reaffirms all restrictive covenants set forth in Section 6 of the Agreement, including without limitation the Non-Compete Undertaking (Section 6(a)), the Employees Non-Solicitation Undertaking (Section 6(b)), the Client Non-Solicitation Undertaking (Section 6(c)), and all related confidentiality and non-disclosure obligations (collectively, the "Restrictive Covenants"). Executive agrees to comply with the Restrictive Covenants to the fullest extent permitted by applicable law, including the Texas Business and Commerce Code, Chapter 15, Subchapter E (the "Texas Covenants Not to Compete Act"), as amended.

Executive acknowledges that the incremental compensation provided under this First Amendment— including without limitation the increase in Base Salary, the guaranteed bonus provision, the 2026 RSU Award, the 2026 PRSU Award, and the LTIP eligibility— constitutes adequate, sufficient, and independent consideration for Executive's continued obligations under the Restrictive Covenants, and that such consideration is reasonably related to the interests sought to be protected by the Restrictive Covenants.

Executive further acknowledges that: (i) the Restrictive Covenants are ancillary to and part of an otherwise enforceable agreement; (ii) the limitations as to time, geographical area, and scope of activity contained in the Restrictive Covenants are reasonable and do not impose a greater restraint than is necessary to protect the goodwill and other legitimate business interests of the Company and TTEC Parent; (iii) Executive's continued employment, promotion, access to confidential information, and the additional compensation provided herein give rise to the Company's interest in enforcing such Restrictive Covenants; and (iv) compliance with the Restrictive Covenants may result in certain hardships to Executive, and Executive knowingly and voluntarily assumes and accepts any risk associated with such hardships.

9. GOVERNING LAW AND DISPUTE RESOLUTION

Section 7(d) of the Agreement is hereby amended and restated in its entirety as follows:

"(i) Good Faith Negotiation Requirement. Executive, the Company and TTEC Parent agree that in the event of any controversy or claim arising out of or relating to Executive’s employment with and/or separation from the Company, they shall negotiate in good faith to resolve the controversy or claim privately, amicably and confidentially. Each Party may consult with counsel in connection with such negotiations.

(ii) Governing Law and Disputes. For purposes of this subparagraph (ii), 'Restrictive Covenants' means the non-competition, non-solicitation, confidentiality, and non-disclosure covenants set forth in Section 6 of the Agreement, as reaffirmed in Section 8 of this First Amendment.

(A)Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Texas, without regard to conflict of law principles that would require the application of the laws of any other jurisdiction. The Parties acknowledge that the Company maintains its principal place of business in Austin, Texas, employs over 3,000 persons in Texas, and that Executive regularly travels to and conducts business in Texas on behalf of the Company, establishing a substantial relationship between the State of Texas and the Parties sufficient to support this choice of law, including with respect to the Restrictive Covenants. This choice of law shall apply notwithstanding Executive's residence in the State of New York, and Executive agrees that neither his New York residence nor the performance of remote services from New York shall serve as a basis for the application of New York law to this Agreement or any provision hereof.
(B)Exclusive Jurisdiction and Venue. Any action, suit, or proceeding arising out of or relating to this Agreement, Executive's employment, or the enforcement of any provision hereof (including the Restrictive Covenants) shall be brought exclusively in the state or federal courts located in Travis County, Texas. Each Party hereby irrevocably submits to the exclusive personal jurisdiction of such courts and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit, or proceeding in such courts, and any claim that any such action, suit, or proceeding brought in such courts has been brought in an inconvenient forum. The foregoing exclusive jurisdiction and venue provisions shall apply to all forms of relief, including applications for temporary restraining orders, preliminary injunctions, and other equitable relief sought in connection with the enforcement of the Restrictive Covenants or any other provision of this Agreement.
(C)Waiver of Forum Challenges. Executive expressly waives any objection to the governing law, jurisdiction, and venue provisions set forth in subparagraphs (A) and (B) above, whether based on inconvenience of forum, improper venue, or the applicability of the laws of any other jurisdiction. Executive acknowledges that these provisions are a material inducement to the Company entering into this First Amendment and that Executive has had the opportunity to consult with independent legal counsel regarding the same.
(D)Service of Process. Each Party consents to service of process by certified mail, return receipt requested, to the addresses set forth in the Agreement (or such other address as a Party may designate in writing), and agrees that such service shall constitute valid and sufficient service of process for any action brought in the courts specified herein.
(E)Severability of Forum and Choice-of-Law Provisions. If any court of competent jurisdiction determines that any provision of this subparagraph (ii) is invalid or unenforceable, the remaining provisions of this subparagraph (ii) shall remain in full force and effect. In the event that the exclusive jurisdiction or venue provisions of subparagraph (B) are held unenforceable, the Parties consent to jurisdiction and venue in any court of competent jurisdiction in the State of Texas."

10. GENERAL PROVISIONS

(a)Ratification. Except as expressly modified by this First Amendment, the Agreement shall remain in full force and effect, and all terms, conditions, and provisions of the Agreement are hereby ratified and confirmed in all respects.
(b)Conflict. In the event of any conflict between the terms of this First Amendment and the terms of the Agreement, the terms of this First Amendment shall prevail.
(c)Defined Terms. Capitalized terms used but not defined in this First Amendment shall have the meanings ascribed to them in the Agreement.
(d)Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)Modification of Agreement. This First Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and may not be further modified except in writing signed by both Parties in accordance with Section 7(f) of the Agreement.

The Parties have executed this First Amendment to be effective as of Amendment Effective Date.  Mr. Abou acknowledges and agrees that he reviewed and fully understands the terms and provisions of this First Amendment; that he enters into it freely, knowingly, and mindful of the fact that it creates important legal obligations and affects his legal rights; and that he understands the need to and has had the opportunity to consult with legal counsel about the terms and conditions of this First Amendment.

Executive TTEC Services Corporation

__________________________________________________________

/s/John Abou/s/Laura L. Butler, TTEC Chief People Officer

Date:August 5, 2026Date:August 5, 2026